AGREEMENT FOR PURCHASE AND SALE OF STOCK OF

                                 EON LABS, INC.

                                 by and between

                             NOVARTIS CORPORATION,

                                 as PURCHASER,

                       SANTO HOLDING (DEUTSCHLAND) GMBH,

                                   as SELLER,



             AND, FOR THE PURPOSES OF SECTION 12 ONLY, NOVARTIS AG

                         Dated as of February 20, 2005





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                               TABLE OF CONTENTS

Page

Index of Defined
Terms........................................................................iii

Recitals.......................................................................1

1.   Purchase and Sale of Stock................................................2

2.   Purchase Price; Payment...................................................2

     2.1   Purchase Price......................................................2

     2.2   Payment.............................................................2

     2.3   Interest............................................................2

3.   Closing; Closing Date.....................................................2

4.   Representations and Warranties of Seller..................................2

     4.1   Capacity of Seller..................................................3

     4.2   Ownership of the Stock..............................................3

     4.3   Authorization of Agreement..........................................3

     4.4   Non-Contravention...................................................3

     4.5   Approvals and Consents..............................................4

     4.6   Certain Representations Relating to the Company.....................4

5.   Representations and Warranties of Purchaser and Parent....................4

     5.1   Capacity of Purchaser...............................................4

     5.2   Authorization of Agreement..........................................5

     5.3   Non-Contravention...................................................5

     5.4   Approvals and Consents..............................................5

6.   Additional Covenants of Seller and Purchaser..............................5

     6.1   Covenants of Seller Prior to Closing................................5

     6.2   Deliveries at Closing...............................................6

7.   Best Efforts..............................................................6

8.   Conditions to Obligations of Purchaser....................................7

     8.1   Representations and Warranties of Seller to be True;
           Compliance with Covenants...........................................7

     8.2   Hexal Purchase Agreement; Company Merger Agreement..................7

     8.3   Consents; No Impediments............................................7

     8.4   No Injunction.......................................................8

     8.5   Deliveries..........................................................8

9.   Conditions to Obligations of Seller.......................................8

     9.1   Representations and Warranties of Purchaser and Parent
           to be True; Compliance with Covenants...............................8

     9.2   No Injunction.......................................................8

     9.3   Deliveries..........................................................8

10.  Indemnification...........................................................8

     10.1  Exclusion of Statutory Law..........................................8

     10.2  Indemnification by Seller...........................................9

11.  General Provisions........................................................9

     11.1  Termination.........................................................9

     11.2  Effect of Termination..............................................10

     11.3  Amendment of Agreement.............................................10

     11.4  Contents of Agreement; Integration; Parties in Interest;
           Assignment, etc....................................................10

     11.5  Governing Law; Jurisdiction........................................10

     11.6  Severability.......................................................10

     11.7  Notices............................................................11

     11.8  Counterparts.......................................................11

     11.9  Expenses...........................................................12

     11.10 No Third Party Beneficiaries.......................................12

     11.11 Language...........................................................12

     11.12 Assignment.........................................................12

     11.13 Headings...........................................................12

12.  Obligation of Controlling Shareholder....................................12

                                     INDEX



Agreement...............................................................Forepart

Closing........................................................................3

Closing Date...................................................................3

Common Stock............................................................Recitals

Company.................................................................Recitals

Company Merger Agreement................................................Recitals

Company Reports...........................................................4.6(b)

HSR.........................................................................5.4

Hexal Purchase Agreement................................................Recitals

Organizational Documents.....................................................4.4

Parent..................................................................Forepart

Parties.................................................................Forepart

Party...................................................................Forepart

Purchase Price...............................................................2.1

Purchaser...............................................................Forepart

Purchaser Indemnified Parties...............................................10.1

Seller..................................................................Forepart

Shares..................................................................Recitals

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

THIS AGREEMENT FOR PURCHASE AND SALE OF STOCK (this "Agreement") dated as of February 20, 2005 is executed by and between:

     Novartis Corporation, a company organized under the laws of the State of New York ("Purchaser") with its principal office located at 608 Fifth Avenue, New York, NY 10020 USA;

     Santo Holding  (Deutschland)  GmbH, a limited  liability  company organized
     under  the  laws  of  Germany,   with  its  principal   office  located  at
     Konigstrasse 1A, 70173 Stuttgart (Germany) ("Seller"); and

     for the purposes of Section 12 only, Novartis AG, a company organized under the laws of Switzerland ("Parent") with its principal office located at Lichtstrasse 35, Basel, Switzerland.

     Purchaser, Seller and Parent are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Seller owns 60,000,000 (sixty million) shares of common stock, par value $ 0.01 ("Common Stock"), of Eon Labs, Inc., a corporation organized under the laws of the State of Delaware (the "Company") with its principal office at 199 Marcus Avenue, Lake Success, NY 11042 USA, which represents approximately 67.5% of the issued and outstanding capital stock of the Company; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the shares of Common Stock owned by Seller and all other rights relating thereto (the "Shares") upon the terms and conditions hereinafter set forth;

WHEREAS, simultaneously with the execution hereof, an affiliate of Parent is entering into an Agreement and Plan of Merger with the Company providing for the purchase by Purchaser (or an affiliate thereof) of the remaining shares of Common Stock not owned by Seller at a price per share of Common Stock equal to U.S. $31.00 (thirty one U.S. dollars) on the terms and subject to the conditions set forth therein (the "Company Merger Agreement");

WHEREAS, simultaneously with the execution hereof, Novartis (Deutschland) GmbH, Obere Turnstrasse 8-10, D-90327 Nurnberg (Germany) is entering into a Share and Partnership Interest Sale and Transfer Agreement (Notarial Deed of February 16/17, 2005, Allg. Prot. 2005/1 of the notary public Prof. Dr. Daniel Staehelin, Basel with Dr. Andreas Strungmann, Mrs. Susan Strungmann, Mrs. Nicole Strungmann und Mr. Florian Strungmann, all Riedersteinstrasse 36, 83684 Tegernsee, Germany, Dr. Thomas Strungmann, Mrs. Cornelia Strungmann, Mr. Fabian Strungmann, Mrs. Janina Strungmann, Mrs. Fiona Strungmann, and Mr. Felix Strungmann, all Dillisweg 7, 83684 Tegernsee, Germany, relating to the acquisition by Purchaser of shares in A+T Vermogensverwaltung GmbH as well as partnership interests in A+T

Holding GmbH & Co. KG, on the terms and subject to the conditions set forth therein (the "Hexal Purchase Agreement");

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants hereinafter set forth, intending to be legally bound, the Parties agree as follows:

1.   PURCHASE AND SALE OF STOCK.

     Subject to the terms and conditions of this Agreement, at Closing (as defined below), (a) Seller shall sell, transfer, assign and deliver the Shares to Purchaser (or its designee); and (b) Purchaser (or its designee) shall purchase the Shares from Seller.

2.   PURCHASE PRICE; PAYMENT.

     2.1  PURCHASE PRICE.

          The purchase price for the Shares (the "Purchase Price") shall be Euro
          1.300.000.000 (Euro one billion three hundred million).

     2.2  PAYMENT.

          At Closing, Purchaser (or its designee) shall pay to Seller the Purchase Price in immediately available Euro by wire transfer to such account as designated by Seller, which designation shall occur at least three (3) business days prior to the Closing Date (as defined below).

     2.3  INTEREST.

          The Purchase Price shall bear interest per annum as from January 1st , 2005 until the date of payment based on three months EURIBOR (Euro Interbank Offering Rate) as of the Closing Date plus one percent. Any interest shall be due and payable together with the principal amount to which it relates.

3.   CLOSING; CLOSING DATE.

     Unless otherwise agreed to by Purchaser and Seller, the closing ("Closing") of the purchase and sale of the Shares shall take place within 10 (ten) business days following the date on which all of the conditions to Closing set forth in Sections 8 and 9 hereto (other than closing deliveries) shall have been satisfied or waived (such date, the "Closing Date").

4.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Purchaser and Parent as follows:

     4.1  CAPACITY OF SELLER.

          Seller is a limited liability company duly organized and validly existing under the laws of Germany, with full power, authority and capacity to (a) own and hold the Shares; and (b) enter into, deliver and perform all of its obligations under this Agreement.

     4.2  OWNERSHIP OF THE STOCK.

          All of the Shares have been duly authorized and validly issued, and are fully paid up, and are owned by Seller free and clear of any and all encumbrances or third party rights of any kind. There is no outstanding obligation on the part of Seller to make any additional contributions to the share capital of the Company. There are no outstanding options, warrants or other rights of any kind, including any right of conversion, pre-emption or right of first refusal entitling any person to acquire from Seller any Shares. No proxy has been given, appointed or granted which is still effective with respect to any of the Shares, and Seller has sole power of disposition with respect to the Shares. Upon delivery of the certificates for the Shares at the Closing as provided herein, Seller will transfer to Purchaser valid title to the Shares, free and clear of any liens, security interests, pledges or encumbrances of any kind.

     4.3  AUTHORIZATION OF AGREEMENT.

          Seller has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement is a valid and binding agreement and obligation of Seller enforceable against Seller in accordance with its terms.

     4.4  NON-CONTRAVENTION.

          Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation by it of the transactions contemplated hereby, shall constitute a violation of or permit the termination of, or create, or cause the acceleration of the maturity of any debt, obligation or liability of Seller or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the Shares under: (a) any term or provision of the charter documents or other similar organizational documents (the "Organizational Documents" ) of Seller; (b) any loan, note or other agreements of Seller with third parties; (c) any statute or law applicable to Seller; or (d) any order, arbitration award, judgment or decree by which Seller is bound, nor shall it result in a default under any provision, term or condition of any understanding, arrangement, agreement or other instrument or commitment or order of any court to which Seller is a party or by which Seller is bound, which in any such case would adversely affect the value of the Shares or the ability of Seller to fulfill its obligations under this Agreement.

     4.5  APPROVALS AND CONSENTS.

          No approvals or consents of, or applications or notices to, third persons or entities are necessary for the lawful consummation by Seller of the transactions contemplated by this Agreement.

     4.6  CERTAIN REPRESENTATIONS RELATING TO THE COMPANY.

          To Seller's best knowledge (NACH BESTEM WISSEN):

     (a) The representations and warranties made by the Company in the Company Merger Agreement that are qualified by materiality or material adverse effect (or words of similar effect) are true and correct, and the representations and warranties made by the Company in the Company Merger Agreement that are not qualified by materiality or material adverse effect (or words of similar effect) are true and correct in all material respects.

     (b) The Company has filed with the U.S. Securities and Exchange Commission all reports required to be so filed (the "Company Reports"), and the Company Reports (including the financial statements included or incorporated therein) comply in all material respects with the applicable requirements of the U.S. securities laws and with applicable accounting standards and, as of their respective dates (or, if amended, as of the date of such amendment), did not contain any untrue statement of a material fact or material omission.

     (c) The  financial  statements  included  or  incorporated  in the  Company
     Reports fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its subsidiaries as of their respective dates in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein).

     (d) Since December 31, 2003, except as disclosed in the Company Reports filed prior to the date hereof, (i) the Company has conducted its business only in the ordinary course and has not engaged in any material transaction other than in the ordinary course, and (ii) there has not been any event, occurrence, discovery or development which would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company.

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

     Each of Purchaser and Parent represents and warrants to Seller as follows:

     5.1  CAPACITY OF PURCHASER.

          It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has full corporate power and authority to enter into, deliver and perform all of its obligations under this Agreement.

     5.2  AUTHORIZATION OF AGREEMENT.

          It has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement is a valid and binding agreement and obligation of it, enforceable against it in accordance with its terms.

     5.3  NON-CONTRAVENTION.

          Neither the execution, delivery or performance of this Agreement by it, nor the consummation by Purchaser of the transactions contemplated hereby, shall constitute a violation of or permit the termination of, or create, or cause the acceleration of the maturity of any debt, obligation or liability of it under: (a) its Organizational Documents;
          (b) any loan, note or other agreements of it with third parties; (c) any statute or law applicable to it; or (d) any order, arbitration award, judgment or decree by which it is bound, nor shall it result in a default under any provision, term or condition of any understanding, arrangement, agreement or other instrument or commitment or order of any court to which it is a party or by which it is bound which in any such case would adversely affect its ability to fulfill its obligations under this Agreement.

     5.4  APPROVALS AND CONSENTS.

          No approvals or consents of, or applications or notices to, third persons or entities are necessary for the lawful consummation by Purchaser of the transactions contemplated by this Agreement other than pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder terminated (the "HSR Act").

6.   ADDITIONAL COVENANTS OF SELLER AND PURCHASER.

          Seller covenants and agrees with Purchaser and Parent, until Closing, as follows:

     6.1  COVENANTS OF SELLER PRIOR TO CLOSING.

     (a) Seller shall not: (i) sell, assign or otherwise dispose of, or pledge, subject to lien or otherwise encumber any of the Shares; (ii) grant any proxies or powers of attorney, deposit any securities of the Company into a voting trust or enter into a voting agreement with respect to any securities of the Company, or any interest in any of the Shares, except with or to Purchaser (or its designee); (iii) take any action that would make any representation or warranty, contained herein, untrue or incorrect; or (iv) agree to do any of the foregoing.

     (b) Seller shall use its best efforts (NACH BESTEN KRAFTEN BEMUHEN) to cause the Company to operate diligently in the ordinary course of business, consistent with past practice, and shall cause the Company to fulfill its covenants and obligations under the Company Merger Agreement. Without limiting the foregoing, specifically, Seller shall use best efforts (NACH BESTEN KRAFTEN BEMUHEN) to cause the Company not to:

               (i) modify or amend its Organizational Documents in any way that would or would be reasonably expected to adversely affect the consummation of the transactions contemplated by this Agreement including the timing therefor;

               (ii) incur any indebtedness for borrowed money that cannot be repaid or retired within 30 (thirty) days at no penalty;

               (iii) (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any subsidiary of the Company to the Company; (2) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities, including in respect of, in lieu of or in substitution for shares of its capital stock;
     (3) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares or other securities; or (4) take any action to transfer value from the Company to Seller or its other affiliates;

               (iv) extend, modify, terminate, amend or enter into any contract with any affiliate of the Company, except pursuant to intercompany transactions in the ordinary course; or

               (v) authorize or commit to do or agree to take, whether in whether in writing or otherwise, any of the foregoing actions.

     (c) Seller shall cause Dr. Thomas Strungmann to remain in his current position as an officer of the Company through the Closing.

     (d) Seller shall inform Purchaser and Parent promptly if it learns of any event, fact or circumstance, including a breach of one or more of its representations and warranties, that may result in one or more conditions to Purchaser's and Parent's obligations to effect the Closing not being satisfied.

     6.2  DELIVERIES AT CLOSING.

     (a) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser (or its designee) the certificates representing the Shares duly endorsed in the name of Purchaser (or its designee), free and clear of all options, liens, claims, charges, restrictions and other encumbrances of any nature whatsoever; and

     (b) At the Closing, Purchaser shall, or shall cause one or more of its affiliates to, deliver the Purchase Price to Seller, as provided in
          Section 2.

7.   BEST EFFORTS.

     Seller and Purchaser each hereby agree that they will cooperate and use their respective best efforts (NACH BESTEN KRAFTEN BEMUHEN) to fulfill the conditions precedent to each other party's obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the purchase and sale of the Shares.

8.   CONDITIONS TO OBLIGATIONS OF PURCHASER.

     The obligations of Purchaser under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions unless previously waived in writing by Purchaser:

     8.1 REPRESENTATIONS AND WARRANTIES OF SELLER TO BE TRUE; COMPLIANCE WITH COVENANTS.

          The representations and warranties of Seller contained in this Agreement that are qualified as to materiality or material adverse effect (or words of similar effect) shall be true and accurate at and as of the Closing Date as if made as of such date, and the representations and warranties that are not qualified by materiality or material adverse effect (or words of similar effect) shall be true and accurate in all material respects as of the Closing Date as if made as of such date. Seller shall have performed and complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date.

     8.2  HEXAL PURCHASE AGREEMENT; COMPANY MERGER AGREEMENT.

          The closing of the  transactions  contemplated  by the Hexal  Purchase
          Agreement  shall  have  been   consummated  or  shall  be  consummated
          contemporaneously with the Closing.

          As of the Closing Date, the representations and warranties of the Company contained in the Company Merger Agreement that are qualified as to materiality or material adverse effect (or words of similar effect) shall be true and accurate at and as of the Closing Date as if made as of such date, and the representations and warranties that are not qualified by materiality or material adverse effect (or words of similar effect) shall be true and accurate in all material respects as of the Closing Date as if made as of such date. The Company shall have performed and complied with, in all material respects, all obligations and covenants required by the Company Merger Agreement to be performed or complied with by the Company prior to or on the Closing Date.

     8.3  CONSENTS; NO IMPEDIMENTS.

          All consents necessary to consummate the purchase and sale of the Shares (including, without limitation, expiration of all applicable waiting periods under the HSR Act) shall have been received in form and substance reasonably satisfactory to Purchaser and no further consents or approval shall be required, and no impediments shall exist, to the consummation of the transactions contemplated by the Company Merger Agreement. There shall be nothing preventing the closing of the tender offer provided for in the Company Merger Agreement from occurring contemporaneously with the Closing.

     8.4  NO INJUNCTION.

          No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits the consummation of the Closing.

     8.5  DELIVERIES.

          Purchaser shall have received the certificates representing the Shares and all other documents required hereunder to be submitted by Seller to Purchaser at the Closing.

9.   CONDITIONS TO OBLIGATIONS OF SELLER.

     The obligations of Seller under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions unless previously waived in writing by Seller:

     9.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT TO BE TRUE; COMPLIANCE WITH COVENANTS.

          The representations and warranties of Purchaser and Parent contained within this Agreement shall be true and accurate as of the Closing Date as if made as of such date. Purchaser and Parent shall have performed and complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by each of them prior to or on the Closing Date.

     9.2  NO INJUNCTION.

          No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits the consummation of the Closing.

     9.3  DELIVERIES.

          Seller shall have received the Purchase Price required to be paid by Purchaser pursuant to Section 2.

10.  INDEMNIFICATION.

     10.1 EXCLUSION OF STATUTORY LAW.

          Seller and the Purchaser hereby expressly exclude the applicability of Sections 434 to 453 German Civil Code (BURGERLICHES GESETZBUCH, BGB) as well as any and all statutory warranty claims there under. Seller and the Purchaser further agree that the representations and warranties made by Seller in Section 4 hereto, in particular, do not qualify as guarantees (BESCHAFFENHEITSGARANTIEN) within the meaning of Sections 443, 444 German Civil Code (BURGERLICHES GESETZBUCH, BGB) and that the consequences of any breach of the representations and warranties set forth in Section 4 hereto are exclusively governed by the terms and conditions of this Agreement.

          Furthermore Seller and the Purchaser confirm that the limitations to the representations and warranties as specified in this Section 10 (and by way of reference in the Hexal Purchase Agreement) or otherwise in this Agreement shall form an integral part of the representations and warranties and that the representations and warranties set forth in Section 4 hereto are only given subject to such provisions and limitations

     10.2 INDEMNIFICATION BY SELLER.

          Seller hereby agrees that it shall indemnify, defend and hold harmless Parent, Purchaser, their affiliates, and their respective directors, officers, shareholders, partners, employees and representatives and their heirs, successors and assigns (the "Purchaser Indemnified Parties") from, against and in respect of any Losses incurred or suffered by or asserted against any of the Purchaser Indemnified Parties, directly or indirectly relating to or arising out of (a) any breach of any representation or warranty made by Seller contained in this Agreement and (b) any breach of any covenant or agreement of Seller contained in this Agreement, in each case (a) and (b) to the same extent, on the same terms and conditions and subject to the same limitations (including, without limitation, survival periods, deductibles and caps (expressed as a percentage of the Purchase Price)) and procedures as Purchaser and its affiliates are indemnified for such matters in the Hexal Purchase Agreement; provided that in the event of any Loss, Seller shall be responsible under this Agreement only for the amount of Loss equal to the total amount of such Loss multiplied by a fraction, the numerator of which is the number of Shares and the denominator of which is the total number of shares of Common Stock outstanding as of immediately prior to the Closing.

11.  GENERAL PROVISIONS.

     11.1 TERMINATION.

          This Agreement may be terminated and the transactions contemplated by it may be abandoned at any time prior to Closing:

     (a) by mutual written consent of Seller and Purchaser; or

     (b) by either Seller or Purchaser on or after December 31, 2005 if the Closing shall not have theretofore occurred; provided, however, that the terminating party is not in material breach of its obligations hereunder or under the Hexal Purchase Agreement.

     11.2 EFFECT OF TERMINATION.

          In the event of the  termination of this Agreement in accordance  with
          Section 11.1, this Agreement shall thereafter become void and of no further effect, and no party hereto shall have any liability to the other party hereto or their respective affiliates, directors, officers or employees, except that nothing in this Section 11.2 will relieve any party from liability for any breach of this Agreement prior to such termination, for which liability the provisions of Articles 10 and 11 shall remain in effect in accordance with the provisions of such Articles.

     11.3 AMENDMENT OF AGREEMENT.

          Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

     11.4 CONTENTS OF AGREEMENT; INTEGRATION; PARTIES IN INTEREST; ASSIGNMENT, ETC.

          This Agreement and the documents referred to herein set forth the entire understanding of the Parties with respect to the subject matter hereof. Any previous agreements or understandings, representations or warranties between the Parties, or information exchanged by and regarding the subject matter hereof, are merged into and superseded by this Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of and, to the extent provided herein, be enforceable by the respective successors and assigns of the Parties.

     11.5 GOVERNING LAW; JURISDICTION.

          This Agreement shall be governed by the laws of the Federal Republic of Germany. The exclusive place of venue shall be Munich. To the extent that any of the parties are not businessmen (KAUFLEUTE) this clause as to the exclusive place of venue shall only apply in the cases of Section 38 para 3 no. 2 and Section 38 para 2 German Civil Procedure Code (ZPO).

     11.6 SEVERABILITY.

          In the event that any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as if those such invalid, illegal or unenforceable portions had never been a part of this Agreement.

     11.7 NOTICES.

          Any notice that a Party is required or permitted to give pursuant to this Agreement shall be in writing and shall be effective upon receipt. Such notices shall be sent by facsimile to the facsimile numbers specified below, unless notice of a change of facsimile is given in writing, and shall be confirmed in writing, hand-delivered or sent by public mail or private delivery service, with evidence of receipt in each instance, to the addresses specified below unless notice of a change of address is given in writing:

          If to  Seller:

                    Santo Holding (Deutschland) GmbH,
                    Konigstrasse 1A
                    D-70173 Stuttgart

                    Tel. +49 711 292660
                    Fax  +49 711 2260910

          with a copy (which shall not constitute notice) to:

                    Dr. Thomas Strungmann
                    Dillisweg 7
                    D-83684 Tegernsee

                    Tel. +49 8022 26777
                    Fax. +49 8022 670289

          If to Purchaser or Parent:

                    Novartis AG
                    General Counsel
                    Lichtstrasse 35
                    4056 Basel, Schweiz
                    Tel.: +41 61 324 24 28
                    Fax.: +41 61 324 3731

     11.8 COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

    11.9  EXPENSES.

          Except as provided in Section 11, Purchaser and Seller shall each pay its own taxes, costs and expenses (without limitation, costs, expenses and fees of its investment bankers, legal counsel, accountants, financial advisors, and other consultants and agents) in the negotiation, preparation and implementation of this Agreement and all transactions contemplated herein.

    11.10 NO THIRD PARTY BENEFICIARIES.

          Except as provided for herein, this Agreement shall not convey any rights on a person not a party hereto.

    11.11 LANGUAGE.

          This Agreement has been executed only in the English language.

    11.12 ASSIGNMENT.

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party; provided, however, that Purchaser shall have the right to assign this Agreement and any of the rights (but not the obligations) hereunder to any affiliate thereof.

    11.13 HEADINGS.

          The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12.  OBLIGATION OF CONTROLLING SHAREHOLDER.

     Whenever in this Agreement performance of or compliance with a covenant or obligation is expressed to be required by Purchaser, Parent shall cause Purchaser to perform or comply with such covenant or obligation, such that any failure of Purchaser to perform or comply with any such covenant or obligation shall be deemed to be a breach of such covenant or obligation by Parent.

                            [Signature page follows]

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first written above.

                                   SANTO HOLDING (DEUTSCHLAND) GMBH



                                   By: /s/ Wolfgang Boorberg
                                      -------------------------------------
                                   Wolfgang Boorberg
                                   (Authorized Signatury)




                                   NOVARTIS CORPORATION



                                   By: /s/ Joerg Walther
                                      -------------------------------------
                                   Joerg Walther
                                   (Authorized Signatury)




                                   NOVARTIS AG



                                   By: /s/ Urs Baerlocher
                                      -------------------------------------
                                   Urs Baerlocher
                                   (Authorized Signatury)




                                   By: /s/ Joerg Walther
                                      -------------------------------------
                                   Joerg Walther
                                   (Authorized Signatury)


           [AGREEMENT FOR PURCHASE AND SALE OF STOCK SIGNATURE PAGE]